Exhibit 10.1

Nuo Therapeutics, Inc.

____________________________

Note Purchase Agreement

____________________________

November 15, 2019

Nuo Therapeutics, Inc.

Note Purchase Agreement

This Note Purchase Agreement (this “Agreement”) is made as of November 15, 2019 the “Effective Date”) by and among Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), and the persons and entities named on the “Schedule of Purchasers” attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”). The Company and the Purchasers are collectively referred to herein as the “Parties” and individually as a “Party.”

The Parties hereby agree as follows:

1.	Amounts and Terms of the Loan; Purchase and Sale of the Notes.

1.1     The Loan. Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company the amount set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Loan Amount”) against the issuance and delivery by the Company of (i) a senior secured promissory note in the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”), (ii) a security agreement in the form attached hereto as Exhibit B (each, a “Security Agreement” and collectively, the “Security Agreements”) and (iii) a warrant in the form attached hereto as Exhibit C (each, a “Warrant” and collectively, the “Warrants”). This Agreement, the Notes, the Security Agreements, and the Warrants shall collectively be referred to herein as the “Loan Documents”.

2.	The Closing.

2.1     Closing Date. The closing of the purchase and sale of the Notes (the “Initial Closing”) shall occur on the Effective Date or at such other time as the Company and Purchasers shall agree (the “Closing Date”).

2.2     Subsequent Closing(s). If the aggregate principal Loan Amount advanced to the Company under the Loan Documents is less than $500,000.00, the Company may, but is not obligated to, borrow additional amounts up to an aggregate Loan Amount of $500,000 (the “Note Cap”) in one or more additional Closings at any time prior to March 31, 2020 (each a “Subsequent Closing” and together with the Initial Closing, the “Closing”) to such persons as may be approved by the Company in its sole discretion (the “Additional Purchasers”). This Agreement, including without limitation the Schedule of Purchasers, may be amended by the Company without the consent of Purchasers to include any such Additional Purchasers up to the Note Cap. Any Notes sold pursuant to Section 2.2 shall be deemed to be “Notes” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

2.3     Delivery. At each Closing, subject to the terms and conditions hereof: (a) each Purchaser will deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s Loan Amount; and (b) the Company shall issue and deliver to each Purchaser (i) a Note in favor of such Purchaser payable in the principal amount of the Loan Amount, (ii) a Security Agreement and (iii) a Warrant Agreement.

2.4     Closing Conditions. Each Purchaser’s obligation to purchase the Notes at each Closing is subject to delivery of the documents described in Section 2.3 above to that Purchaser and the satisfaction, at or prior to each applicable Closing Date, of the following conditions:

(a)     Representations and Warranties True. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date, and the Company shall have performed or observed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing;

(b)     Legal Investment. On the Closing Date, the sale and issuance of the Notes shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject;

(c)     Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement; and

(d)     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to that Purchaser.

3.	Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to, and covenants with, each Purchaser as follows:

3.1     Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and the Company has all necessary power and authority to own, lease and operate its properties and carry on its business as now operated and as proposed to be operated. The Company is duly qualified to do business and is in good standing in all jurisdictions in which failure to be so qualified would have a materially adverse effect upon the operations, financial condition and prospects of such entity.

3.2     Corporate Power. The Company has all requisite corporate power to execute and deliver the Loan Documents, and to carry out and perform its obligations under the terms of this Agreement and the other Loan Documents. The Company’s Board of Directors has approved the Loan Documents and the transactions contemplated thereby based upon a reasonable belief that the Loan Amounts are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3     Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Loan Documents by the Company and the performance of the Company’s obligations hereunder and thereunder has been taken. This Agreement and the other Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.4     Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.5     Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.6     Use of Proceeds.    The use of proceeds from the Notes beyond the initial $50,000 and up to an estimated aggregate amount of $270,000 (for the sake of clarity, such aggregate amount shall not be deemed to include the initial $50,000) is specifically dedicated to payment to the Company’s existing convertible note holders, Auctus Funds LLC and EMA Financial LLC (together the “Convertible Noteholders”), in a final amount to be agreed between the Company and the Convertible Noteholders such that the existing convertible notes are considered retired and no longer in effect.

3.7     Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of. The execution, delivery, and performance of and compliance with this Agreement, and the other Loan Documents, and the issuance and sale of the Notes pursuant hereto, will not, with or without the passage of time or giving of notice, result in (a) any such material violation, or be in conflict with, constitute a material default under any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company, or (b) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, other than any Liens (as defined in the Notes) granted pursuant to the Loan Documents.

4.	Representations and Warranties of Purchasers.

4.1     Purchase for Own Account. Each Purchaser represents that it is acquiring the Note solely for such Purchaser’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2     Information and Sophistication. Each Purchaser acknowledges that such Purchaser has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Note. Each Purchaser represents that such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain any additional information necessary to verify the accuracy of the information given such Purchaser. Each Purchaser further represents that such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risk of this investment.

4.3     Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Note involves a high degree of risk, and represents that such Purchaser is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

4.4     Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until: (a) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition.

4.5     Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

5.	Covenants.

5.1     Allocation of Payments. The Company agrees that any payments to the holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among all such holders of Notes based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest on such Note in excess of such holder’s pro rata share of such payments obtained by all holders of the Notes, such holder shall be deemed, with respect to such payment only, to have purchased a participation, at par, in all other Notes held by the other holders in an amount necessary to cause such holder to share the excess payment ratably among each of the other holders.

5.2     Other Covenants. Until the termination of this Agreement and the payment and the Company’s obligations hereunder:

(a)     Corporate Existence. The Company shall maintain its corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material and adverse effect on the business, properties or financial condition of the Company.

(b)     Compliance with Law. The Company shall comply with all laws, ordinances and regulations to which the Company and its property are subject, the noncompliance with which could have a material adverse effect on the business, properties or financial condition of the Company.

(c)     Notification. The Company shall give written notice to each Purchaser of (i) any event which, with or without notice or passage of time or both would constitute an Event of Default (as defined in the Notes), or the occurrence of an Event of Default within five (5) business days of becoming aware of the same, or (ii) any event which has had or would reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company.

6.	Miscellaneous.

6.1     Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2     Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

6.3     Counterparts; Facsimile Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be delivered via facsimile or other electronic means.

6.4     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5     Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 8285 El Rio Street, Suite 150, Houston, TX 77054, Attn: David Jorden, djorden@nuot.com; or to a Purchaser at its address shown on the Schedule of Purchasers, or at such other address as any such Party may designate by ten (10) days advance written notice to the other Parties hereto.

6.6     Actions by Required Purchasers.

(a)     All actions, omissions and decisions of Purchasers hereunder or under any of the Loan Documents, including, without limitation, (i) any amendment, modification or waiver of any provision of the Loan Documents, or any consent to or departure therefrom, including without limitation, any increase of the Note Cap, (ii) making a Payment Demand (as defined in the Notes), or (iii) the exercise of any Lien Enforcement Rights (each called herein, an “Act of Purchasers”) shall be determined by and require the written consent of the Required Purchasers. For purposes of this Agreement and the other Loan Documents, “Required Purchasers” means any Purchaser or Purchasers (or their respective successors or assigns) holding seventy-five percent (75%) of more of the outstanding and unpaid principal amount owing under all Notes then outstanding. For purposes of this Agreement and the other Loan Documents, “Lien Enforcement Action” shall mean, in each case, upon the occurrence of an Event of Default (as defined in the Notes) (A) any action by any Purchaser to foreclose on the Lien (as defined in the Notes) of such Purchaser in all or any portion of the applicable Collateral (as defined in the Notes), (B) any action by any Purchaser to take possession of, sell or otherwise realize value (judicially or non-judicially) upon all or any portion of the applicable Collateral, or (C) the commencement by any Purchaser of any legal proceedings against or with respect to all or any portion of the applicable Collateral to facilitate the actions described in (A) or (B) above.

(b)     Each Purchaser agrees to abide by the decisions of the Required Purchasers and shall take such actions and execute such documents as may be necessary to confirm or accomplish any Act of Purchasers.

(c)     Each Purchaser hereby agrees that no Purchaser shall be liable to any other Purchaser for any action taken or omitted to be taken by the Required Purchasers under or in connection with this Agreement or any other Loan Document (except for such Purchaser’s own gross negligence or willful misconduct).

6.7     Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

6.8     Survival. The warranties, representations, and covenants of the Company, and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.9     Severability. If one or more provisions of this Agreement or of any Loan Document are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement or from such other Loan Document and the balance of the Agreement or of such other Loan Document shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10     Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Notes.

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In Witness Whereof, the Parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY: Nuo Therapeutics, Inc. By: _______________________________ Name: David Jorden Title: CEO	PURCHASERS: [Individual Name] By: ___________________________________ Name: Title:

SCHEDULES AND EXHIBITS

Schedule of Purchasers

Exhibit A:     Form of Senior Secured Promissory Note

Exhibit B:      Form of Security Agreement

Exhibit C:     Form of Warrant

Exhibit A

Form of Senior Secured Promissory Note

Exhibit B

Form of Security Agreement

Exhibit C

Form of Warrant